UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

-----------------

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2004

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 825-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Fuelcell Energy, Inc. is filing this current report on Form 8-K to provide additional disclosure with respect to the Purchase Agreement, Registration Rights Agreement and Certificate of Designation related to our recently completed offering of 100,000 shares of 5% Series B Cumulative Convertible Perpetual Preferred Stock.

Item 1.01. Material Definitive Agreements.

On November 11, 2004, FuelCell Energy, Inc. entered into a Purchase Agreement (“Purchase Agreement”) with Citigroup Global Markets Inc., RBC Capital Markets Corporation, Adams Harkness, Inc., and Lazard Freres & Co., LLC (the “Initial Purchasers”) for the private placement under Rule 144A of up to 135,000 shares of 5% Series B Cumulative Convertible Perpetual Preferred Stock (Liquidation Preference $1,000) (“Series B preferred stock”). On November 17, 2004, we closed on the sale of 100,000 shares of Series B preferred stock to the Initial Purchasers. Under the terms of the Purchase Agreement, the Initial Purchasers have an option to purchase the remaining 35,000 shares and are entitled to indemnification from us in certain circumstances. The terms of the option and the indemnification are contained in the Purchase Agreement, which is attached as an exhibit to this Current Report on Form 8-K and incorporated in this report in its entirety.

In connection with this offering, we entered into a Registration Rights Agreement with the Initial Purchasers on November 17, 2004 (“Registration Rights Agreement”). Under the Registration Rights Agreement, we will use our reasonable best efforts to:

•	File by February 15, 2005 a shelf registration statement with the SEC on the appropriate form under the Securities Act of 1933 to cover resales of shares of our Series B preferred stock and of shares of common stock issuable upon conversion of shares of our Series B preferred stock;

•	cause that registration statement to be declared effective, subject to some exceptions, on or before May 12, 2005; and

•	subject to certain “black-out” periods not to exceed 90 days in the aggregate in any consecutive 365-day period, use our reasonable best efforts to cause that registration statement to remain effective, subject to some exceptions, until the earlier of:

•	November 17, 2006; and

•	the date on which all shares of our Series B preferred stock or shares of common stock covered by that registration statement have been sold under that registration statement.

The specific terms of our obligation to register the shares of our Series B preferred stock and the shares of common stock issuable on conversion of those shares are contained in the Registration Rights Agreement, which is attached as an exhibit to this Current Report on Form 8-K and incorporated in this report in its entirety.

The certificate of designation for our Series B preferred stock (the “Certificate of Designation”) provides for additional dividends to be paid on the Series B preferred stock if we do not meet our obligations under the Registration Rights Agreement. The details of those additional dividends and the specific rights of the holders of shares of our Series B preferred stock are contained in the Certificate of Designation, which is attached as an exhibit to this Current Report on Form 8-K and incorporated in this report in its entirety.

Item 3.03. Material Modification to the Rights of Security Holders.

On November 16, 2004 we filed a Certificate of Designation with the Delaware Secretary of State creating a series of preferred stock entitled 5% Series B Cumulative Convertible Perpetual Preferred Stock (Liquidation Preference $1,000) (“Series B preferred stock”).

Dilution

Our issuance of the Series B preferred stock dilutes the equity interest of our common stockholders. At the current conversion price, the Series B preferred stock is convertible into approximately 8.51 million shares of common stock. The total number of common shares issued could be higher if we choose to issue common shares to pay the Series B preferred stock’s dividends or certain changes occur at FuelCell. See our Current Report on Form 8-K dated November 17, 2004 and Item 5.03 below. We had 48,127,032 shares of common stock outstanding at July 31, 2004.

Voting Rights

The holders of shares of our Series B preferred stock have limited voting rights. Whenever (1) dividends on any shares of our Series B preferred stock or any other class or series of stock ranking on a parity with the shares of our Series B preferred stock with respect to the payment of dividends are in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (2) we fail to pay the repurchase price, plus accrued and unpaid dividends, if any, after certain events described in the Certificate of Designation, then, in each case, the holders of shares of our Series B preferred stock (voting separately as a class with all other series of other preferred stock on parity with our Series B preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two directors, in addition to those directors on the board of directors at such time, at the next annual meeting of shareholders and each subsequent meeting until the repurchase price or all dividends accumulated on shares of our Series B preferred stock have been fully paid or set aside for payment. The term of office of all directors elected by the holders of shares of our Series B preferred stock will terminate immediately upon the termination of the right of the holders of shares of our Series B preferred stock to vote for directors. Each holder of our Series B preferred stock will have one vote for each share held of our Series B preferred stock.

So long as any shares of our Series B preferred stock remain outstanding, we will not, without the consent of the holders of at least two-thirds of the shares of our Series B preferred stock outstanding at the time, voting separately as a class with all other series of preferred stock on parity with our Series B preferred stock upon which like voting rights have been conferred and are exercisable, issue or increase the authorized amount of any class or series of shares ranking senior to the outstanding shares of our Series B preferred stock as to dividends or upon liquidation. In addition, we will not amend, alter or repeal provisions of our certificate of incorporation, including the Certificate of Designation, whether by merger, consolidation or otherwise, so as to adversely amend, alter or affect any power, preference or special right of the outstanding shares of our Series B preferred stock or the holders thereof without the affirmative vote of not less than two-thirds of the issued and outstanding shares of our Series B preferred stock; provided, however, that any increase in the amount of the authorized shares of common stock or authorized preferred stock or the creation and issuance of other series of shares of common stock or preferred stock ranking on a parity with or junior to the shares of our Series B preferred stock as to dividends and upon liquidation will not be deemed to adversely affect such powers, preference or special rights.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our company resulting in a distribution of assets to the holders of any class or series of our capital stock, each holder of shares of our Series B preferred stock will be entitled to payment out of our assets available for distribution of an amount equal to the liquidation preference of $1,000 per share of Series B preferred stock held by that holder, plus all accumulated and unpaid dividends on those shares to the date of that liquidation, dissolution, or winding up, before any distribution is made on any junior shares, including shares of our common stock, but after any distributions on any of our indebtedness or shares with right superior to the Series B preferred stock. After payment in full of the liquidation preference and all accumulated and unpaid dividends to which holders of shares of our Series B preferred stock are entitled, holders will not be entitled to any further participation in any distribution of our assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the amounts payable with respect to shares of our Series B preferred stock and all other parity shares are not paid in full, holders of shares of our Series B preferred stock and holders of the parity shares will share equally and ratably in any distribution of our assets in proportion to the liquidation preference and all accumulated and unpaid dividends to which each such holder is entitled.

Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of our property or assets nor the consolidation, merger or amalgamation of our company with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into our company will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of our company.

We are not required to set aside any funds to protect the liquidation preference of shares of our Series B preferred stock, although the liquidation preference will be substantially in excess of the par value of the shares of our Series B preferred stock.

The complete terms of the conversion and voting rights, and the liquidation preference are contained in the Certificate of Designation, which is attached as an exhibit to this Current Report on Form 8-K and incorporated in this report in its entirety.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On November 16, 2004 we filed a Certificate of Designation with the Delaware Secretary of State creating a series of preferred stock entitled 5% Series B Cumulative Convertible Perpetual Preferred Stock (Liquidation Preference $1,000) (“Series B preferred stock”). The Certificate of Designation filed on November 16th classifies 135,000 authorized but unissued shares of Series B preferred stock as Series B preferred stock. On November 17 th , we issued 100,000 shares of our Series B Preferred Stock. Our Board of Directors may issue additional shares at any time in the future without shareholder action, including as described in Item 1.01.

Shares of our Series B preferred stock, with respect to dividend rights and upon liquidation, winding up and dissolution, rank junior to our debt obligations and senior to our common stock. Holders of the shares of our Series B preferred stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for payment, cumulative dividends on each share of Series B preferred stock at the annual rate of 5% of the liquidation preference per share. The dividend rate is initially equivalent to $50 per share annually. Holders of shares of our Series B preferred stock may, at any time, convert their shares of our Series B preferred stock into fully paid and nonassessable shares of our common stock at a conversion rate of 85.1064 shares of common stock for each share of Series B preferred stock subject to adjustments. This represents an initial conversion price of $11.75 per share of Series B preferred stock we refer to such price or adjusted price as the “Conversion Price”.

The complete terms of our Series B preferred stock, including our option to pay dividends in shares of our common stock, conversion rights, and the adjustments to the conversion rate, voting rights, restrictions on payment, the right to receive additional shares, priority on liquidation, and additional dividends payable are all described in the Certificate of Designation, which is attached as an exhibit to this Current Report on Form 8-K and incorporated in this report in its entirety.

Item 9.01. Financial Statements and Exhibits.

(c)Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation for the 5% Series B Cumulative Convertible Perpetual Preferred Stock (Liquidation Preference $1,000) filed November 16, 2004 with the Delaware Secretary of State.
10.1	Purchase Agreement, dated November 11, 2004, among FuelCell Energy, Inc., Citigroup Global Markets Inc., RBC Capital Markets Corporation, Adams Harkness, Inc., and Lazard Freres & Co., LLC.
10.2	Registration Rights Agreement, dated November 17, 2004, among FuelCell Energy, Inc., Citigroup Global Markets Inc., RBC Capital Markets Corporation, Adams Harkness, Inc., and Lazard Freres & Co., LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: November 22, 2004	By:	/s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation for the 5% Series B Cumulative Convertible Perpetual Preferred Stock (Liquidation Preference $1,000) filed November 16, 2004 with the Delaware Secretary of State.
10.1	Purchase Agreement, dated November 11, 2004, among FuelCell Energy, Inc., Citigroup Global Markets Inc., RBC Capital Markets Corporation, Adams Harkness, Inc., and Lazard Freres & Co., LLC.
10.2	Registration Rights Agreement, dated November 17, 2004, among FuelCell Energy, Inc., Citigroup Global Markets Inc., RBC Capital Markets Corporation, Adams Harkness, Inc., and Lazard Freres & Co., LLC.